Exhibit 99.1

Seres Therapeutics Reports First Quarter 2023 Financial Results and Provides Business Updates

– VOWSTTM microbiota-based therapeutic approved for prevention of recurrence of C. difficile infection in adults following antibacterial treatment for recurrent CDI; product availability expected in June –

– New SER-155 Phase 1b Cohort 1 clinical data show favorable tolerability, successful drug bacteria engraftment and a significant reduction in pathogen domination in the gastrointestinal microbiome; Cohort 2 data readout anticipated in mid-2024 –

– Strengthened balance sheet with up to $250 million debt facility with Oaktree, Seres received $110 million upon agreement closing; Seres to receive $125 million milestone payment from Nestlé Health Science related to VOWST approval –

– Conference call at 8:30 a.m. ET today –

CAMBRIDGE, Mass., May 9, 2023 — Seres Therapeutics, Inc. (Nasdaq: MCRB), a leading microbiome therapeutics company, today reported first quarter 2023 financial results and provided business updates.

“We were thrilled to recently announce the FDA approval of VOWST, the first and only FDA-approved orally administered microbiota-based therapeutic, and with the favorable label indication received from the FDA. Adult recurrent C. difficile infection patients who could benefit from using VOWST, per the label, can access it, including those with first recurrence. The approval of VOWST marks Seres’ transformation to a commercial organization and provides definitive validation of the promise of our microbiome technology platform,” said Eric Shaff, President and Chief Executive Officer at Seres. “We are looking forward to launching VOWST in the United States in June alongside our collaborator, Nestlé Health Science.

“We also continue to advance our earlier-stage pipeline, including SER-155, designed to prevent infections and/or graft-versus-host disease in patients undergoing allogeneic hematopoietic stem cell transplant, or allo-HSCT. We are also very pleased to report today new Phase 1b data from study Cohort 1 that support our therapeutic objective of reducing serious enteric infections, resulting bloodstream infections and GvHD. These encouraging initial data support the continued development in the ongoing placebo-controlled study Cohort 2.

“Finally, we have substantially strengthened our balance sheet and expect to further enhance our cash position with the receipt of a $125 million milestone payment from Nestlé based on the FDA approval.”

First Quarter and Recent Program and Corporate Updates

FDA Approval of VOWST: In April 2023, Seres and Nestlé Health Science announced the Food and Drug Administration (FDA) approval of VOWST (fecal microbiota spores, live-brpk), formerly called SER-109, an orally administered microbiota-based therapeutic to prevent recurrence of C. difficile Infection (CDI) in adults following antibacterial treatment for recurrent CDI (rCDI). VOWST is thought to facilitate restoration of the gut microbiome. The Company anticipates VOWST product availability and launch in June.

The FDA approval of VOWST was supported by a robust Phase 3 development program that included the ECOSPOR III and ECOSPOR IV studies. VOWST was previously granted Breakthrough Therapy and Orphan Drug Designations by the FDA.

ECOSPOR III was a multicenter, randomized, placebo-controlled study in individuals with rCDI, the results of which were published in the New England Journal of Medicine. The study’s primary objective was to demonstrate the reduction of CDI recurrence with VOWST. In ECOSPOR III, VOWST was shown to reduce CDI recurrence at eight weeks, with approximately 88% of individuals recurrence-free at eight weeks post-treatment, compared to 60% in participants who received placebo. In addition, at six months post-treatment, 79% of the VOWST group were demonstrated to be recurrence-free, compared to 53% in the placebo group. No treatment-related serious adverse events were observed in the active arm and the frequency of treatment-related adverse events was similar between the VOWST and placebo arms. The most common adverse reactions through eight weeks in VOWST treated participants versus placebo were solicited events of abdominal distention (31.1% VOWST versus 29.3% placebo), fatigue (22.2% VOWST versus 21.7% placebo), constipation (14.4% VOWST versus 10.9% placebo), chills (11.1% versus 7.6% placebo), and unsolicited event of diarrhea (10.0% versus 4.3% placebo).

ECOSPOR IV was an open-label, single arm study evaluating VOWST in 263 adult participants with rCDI. Study results were published in the JAMA Network Open. The ECOSPOR IV study results contributed to the VOWST safety database and supported product approval.

Seres and Nestlé Health Science are committed to helping appropriate patients who have been prescribed VOWST obtain access. Additional details about VOWST access programs will be available at launch. Please see vowst.com for further information.

In July 2021, Seres and Nestlé Health Science entered into an agreement to jointly commercialize VOWST in the U.S. and Canada. Nestlé Health Science is leveraging its global pharmaceutical business and assuming the role of lead commercialization party, including the utilization of its existing infrastructure, 150-person gastrointestinal sales force, payer access team and a recently hired 20-person hospital salesforce.

New SER-155 Phase 1b Cohort 1 Study Results: In a separate press release issued today, Seres announced new safety and pharmacology study data including:

•	favorable tolerability profile observed, with no serious adverse events attributed to SER-155 administration;

•

bacteria in the SER-155 consortia engrafted into the gastrointestinal (GI) microbiome, with a magnitude and kinetics consistent with expectation from prior clinical results from other Seres microbiome therapeutics; and

•	cumulative incidence of domination with ESKAPE pathogen families was rare and observed at substantially lower incidence rates than observed in a reference population of allo-HSCT patients.[1]

SER-155 is an investigational, oral, 16 strain, cultivated microbiome therapeutic designed to prevent colonization and reduce the abundance of ESKAPE pathogens (e.g., from families such as Enterococcaceae, Enterobacteriaceae, Streptococcaceae, Staphylococcaceae) in the GI tract to reduce the risk of enteric driven bloodstream infections and other downstream consequences such as GvHD in patients receiving allo-HSCT. SER-155 has the potential to also impact antimicrobial resistance (AMR), including infections caused by carbapenem-resistant Enterobacteriaceae (CRE) and vancomycin-resistant Enterococci (VRE). The development of SER-155 is supported by SER-109 Phase 3 ECOSPOR III study exploratory results showing the decolonization of gut pathogens, including bacterial carrying antibiotic resistance genes, in the GI microbiome following SER-109 administration.

The ongoing SER-155 Phase 1b study includes two cohorts with Cohort 1 designed to assess safety and drug pharmacology, including the engraftment of drug bacteria in the gastrointestinal tract.

Enrollment of the Cohort 2 study is ongoing, incorporating a randomized, double-blinded placebo-controlled design to further evaluate safety and engraftment, as well as clinical outcomes, and will enroll approximately 60 subjects administered either SER-155 or placebo at a 1:1 ratio. The Company anticipates obtaining Cohort 2 study data in mid-2024.

Infection Protection research: The Company continues to conduct research to bring forward new microbiome therapeutics as a novel approach for Infection Protection for medically compromised individuals, including those with cancer neutropenia, cirrhosis or solid organ transplant. Preclinical studies are evaluating the potential to reduce the abundance of targeted pathogens to decrease the potential for pathogen transmission, strengthen epithelial barriers to further reduce translocation and the frequency of bloodstream infections, and to modulate immune responses to tackle medical complications such as graft-versus-host disease (GvHD). The Company plans to announce an additional Infection Protection clinical development program in 2023.

Ulcerative Colitis (UC) research: The Company previously reported clinical, microbiome and metabolomic data from the SER-287 Phase 2b study and the first cohort of its SER-301 Phase 1b study. Available data for these investigational microbiome therapeutics suggest that there may be an opportunity to utilize biomarker-based patient selection and stratification for future studies. Research activities remain ongoing to inform potential further development activities.

Financial Results

Seres reported a net loss of $71.2 million for the first quarter of 2023, as compared with a net loss of $56.6 million for the same period in 2022.

Research and development expenses for the first quarter of 2023 were $44.0 million, compared with $39.6 million for the same period in 2022. The research and development expenses were primarily related to Seres’ VOWST clinical development program and manufacturing costs, as well as personnel expenses. Included in the first quarter 2023 R&D expenses of $44 million is approximately $16 million of commercial manufacturing costs for VOWST. Following the approval of VOWST, R&D expenses in the P&L will no longer include VOWST commercial manufacturing costs, as these costs will be capitalized and recognized on Seres’ balance sheet.

General and administrative expenses for the first quarter of 2023 were $22.5 million, compared with $18.6 million for the same period in 2022. General and administrative expenses were primarily related to personnel expenses, professional fees, including VOWST commercial readiness and pre-launch expenses, and facility costs.

The Company has expanded its capabilities across the organization in support of VOWST approval and launch and is focused on driving operational efficiencies and pursuing opportunities to optimize its cost structure.

Seres ended the first quarter of 2023 with $106.5 million in cash, cash equivalents and investments as compared with $181.3 million at the end of 2022.

In April 2023, Seres announced that it had entered into a new $250 million senior secured debt facility provided by funds managed by Oaktree Capital Management, L.P. The Company drew the first tranche of $110 million at closing, with three additional tranches available. These additional tranches include $90 million that will be available in two tranches of $45 million each based upon the achievement of certain applicable VOWST sales targets, and an additional $50 million will be available to the Company at Oaktree’s discretion to support potential future business development activities. Of the $110 million advanced by Oaktree at closing, approximately $53 million retires outstanding debt, and after deducting fees and expenses, the net proceeds to the Company were approximately $50 million.

Seres is also due to receive a $125 million milestone payment from Nestlé Health Science associated with the FDA approval of VOWST. The Company also anticipates the receipt of proceeds from the supply of VOWST initial inventory to Nestlé.

Seres pro-forma cash balance as of March 31, 2023, is approximately $282 million, including the VOWST approval milestone and the net proceeds from its debt financing with Oaktree.

Conference Call Information

Seres’ management will host a conference call today, May 9, 2023, at 8:30 a.m. ET. To access the conference call, please dial 800-715-9871 (domestic) or 646-307-1963 (international) and reference Conference ID 5098595. To join the live webcast, please visit the “Investors and News” section of the Seres website at www.serestherapeutics.com.

A webcast replay will be available on the Seres website beginning approximately two hours after the event and will be archived for at least 21 days.

INDICATION AND IMPORTANT SAFETY INFORMATION FOR VOWST

INDICATION

VOWST is indicated to prevent the recurrence of Clostridioides difficile infection (CDI) in individuals 18 years of age and older following antibacterial treatment for recurrent CDI (rCDI).

Limitation of Use: VOWST is not indicated for treatment of CDI.

IMPORTANT SAFETY INFORMATION

WARNINGS AND PRECAUTIONS

Transmissible infectious agents: Because VOWST is manufactured from human fecal matter, it may carry a risk of transmitting infectious agents. Report any infection that is suspected to have been transmitted by VOWST to Aimmune Therapeutics, Inc. at 1-833-246-2566.

Potential presence of food allergens: VOWST may contain food allergens. The potential to cause adverse reactions due to food allergens is unknown.

ADVERSE REACTIONS

The most common adverse reactions (reported in ≥5% of participants) were abdominal distension (31.1%), fatigue (22.2%), constipation (14.4%), chills (11.1%), and diarrhea (10.0%).

To report SUSPECTED ADVERSE REACTIONS, contact Aimmune Therapeutics at 1-833-AIM-2KNO (1-833-246-2566), or the FDA at 1-800-FDA-1088, or visit www.fda.gov/MedWatch.

DRUG INTERACTIONS

Do not administer antibacterials concurrently with VOWST.

Please see Full Prescribing Information and Patient Information

About Seres Therapeutics

Seres Therapeutics, Inc. (Nasdaq: MCRB) is a commercial-stage company developing novel microbiome therapeutics for serious diseases. Seres’ lead program, VOWSTTM, obtained U.S. FDA approval in April 2023 as the first orally administered microbiota-based therapeutic to prevent recurrence of C. difficile infection (CDI) in adults following antibacterial treatment for recurrent CDI and is being commercialized in collaboration with Nestlé Health Science. Seres is evaluating SER-155 in a Phase 1b study in patients receiving allogeneic hematopoietic stem cell transplantation to reduce incidences of gastrointestinal infections, bloodstream infections and graft-versus-host disease as well as additional preclinical stage programs targeting Infection Protection in medically compromised patients. The Company is also conducting research to inform further development of microbiome therapeutics for ulcerative colitis. For more information, please visit www.serestherapeutics.com.

About SER-155

SER-155 is a consortium of bacterial species selected using Seres’ reverse translation discovery and development platform technologies. The design incorporates microbiome biomarker data from human clinical data and nonclinical human cell-based assays and in vivo disease models. The SER-155 composition aims to decrease the colonization and abundance of bacterial pathogens that can harbor antibiotic resistance and to enhance epithelial barrier integrity in the GI tract to both reduce the likelihood of pathogen translocation and decrease the incidence of bloodstream infections. Further, SER-155 is designed to modulate host immune responses to decrease GvHD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including the timing of commercial launch, the availability of VOWST, the commercial success of VOWST, the timing and results of clinical studies, the ability for microbiome therapeutics to modulate the microbiome and treat or prevent infection, our ability to achieve sales targets and the receipt of future milestones and debt tranches, and other statements which are not historical fact.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: we have incurred significant losses, are not currently profitable and may never become profitable; our need for additional funding; our limited operating history; the impact of the COVID-19 pandemic; our unproven approach to therapeutic intervention; our reliance on third parties and collaborators to conduct our clinical trials, manufacture our product candidates and develop and commercialize VOWST and any other product candidates, if approved; the unknown degree and competing factors of market acceptance for VOWST; the competition we will face; our ability to protect our intellectual property; and our ability to retain key personnel and to manage our growth. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), on March 7, 2023, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

SERES THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share data)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$94,841	$163,030
Short term investments	11,703	18,311
Prepaid expenses and other current assets	9,537	13,423

Total current assets	116,081	194,764
Property and equipment, net	24,306	22,985
Operating lease assets	108,914	110,984
Restricted cash	8,185	8,185
Restricted investments	1,401	1,401
Other non-current assets	11,307	10,465

Total assets	$270,194	$348,784

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$12,297	$17,440
Accrued expenses and other current liabilities (1)	44,361	59,840
Operating lease liabilities	4,784	3,601
Short term portion of note payable, net of discount	—	456
Deferred revenue—related party	2,376	4,259

Total current liabilities	63,818	85,596
Long term portion of note payable, net of discount	51,234	50,591
Operating lease liabilities, net of current portion	106,692	107,942
Deferred revenue, net of current portion—related party	94,835	92,430
Other long-term liabilities	1,486	1,442

Total liabilities	318,065	338,001

Commitments and contingencies (Note 12)
Stockholders’ (deficit) equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized at March 31, 2023 and December 31, 2022; no shares issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized at March 31, 2023 and December 31, 2022; 126,592,604 and 125,222,273 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	127	125
Additional paid-in capital	887,685	875,181
Accumulated other comprehensive loss	2	(12)
Accumulated deficit	(935,685)	(864,511)

Total stockholders’ (deficit) equity	(47,871)	10,783

Total liabilities and stockholders’ (deficit) equity	$270,194	$348,784

[1]	Includes related party amounts of $24,958 and $34,770 at March 31, 2023 and December 31, 2022, respectively

SERES THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue:
Collaboration revenue—related party	$(522)	$1,493

Total revenue	(522)	1,493
Operating expenses:
Research and development expenses	43,969	39,649
General and administrative expenses	22,470	18,571
Collaboration (profit) loss sharing—related party	3,607	(976)

Total operating expenses	70,046	57,244

Loss from operations	(70,568)	(55,751)

Other (expense) income:
Interest income	1,032	384
Interest expense	(1,948)	(912)
Other income (expense)	310	(345)

Total other expense, net	(606)	(873)

Net loss	$(71,174)	$(56,624)

Net loss per share attributable to common stockholders, basic and diluted	$(0.57)	$(0.61)

Weighted average common shares outstanding, basic and diluted	125,862,975	92,164,419

Other comprehensive income (loss):
Unrealized gain (loss) on investments, net of tax of $0	12	(155)
Currency translation adjustment	2	—

Total other comprehensive income (loss)	14	(155)

Comprehensive loss	$(71,160)	$(56,779)

References:

1.	Peled, J, Gomes, A, Devlin, S, et al. (2020). Microbiota as Predictor of Mortality in Allogeneic Hematopoietic-Cell Transplantation. N Engl J Med. 382(9), 822–834. DOI: 10.1056/nejmoa1900623

IR and PR Contact:

Carlo Tanzi, Ph.D.

ctanzi@serestherapeutics.com

###